UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Cardtronics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS LETTER REQUIRES YOUR IMMEDIATE AND URGENT ATTENTION AS IT RELATES TO A SCHEME OF ARRANGEMENT PROPOSED BY CARDTRONICS plc WHICH WILL BE CONSIDERED BY THE COURT AT THE SCHEME CONVENING HEARING WHICH IS ANTICIPATED TO TAKE PLACE On 29 MARCH 2021.

THIS LETTER DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION. NONE OF THE SECURITIES REFERRED TO IN THIS PRACTICE STATEMENT LETTER MAY BE SOLD, ISSUED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAW. THIS LETTER IS NOT SOLICITING A VOTE FOR EITHER THE SCHEME MEETING OR GENERAL MEETING. Specific INSTRUCTIONS on voting and proxy voting materials WILL BE SET FORTH IN The definitive proxy statement mailed to shareholders of record.

NONE OF THE US Securities and Exchange commission, ANY STATE SECURITIES COMMISSION OR THE UK FINANCIAL CONDUCT AUTHORITY HAS APPROVED OR DISAPPROVED, PASSED UPON THE MERITS OR FAIRNESS OF, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Cardtronics plc

Building 4, 1st Floor Trident Place,

Hatfield, Hertfordshire, AL10 9UL

United Kingdom

(Registered under the laws of England and Wales with Company Number 10057418)

PRACTICE STATEMENT LETTER

5 March 2021

To:	Shareholders of Cardtronics plc

THIS LETTER CONCERNS MATTERS WHICH MAY AFFECT YOUR LEGAL RIGHTS AND ENTITLEMENTS AND YOU MAY THEREFORE WISH TO TAKE APPROPRIATE LEGAL ADVICE ON ITS CONTENTS

Dear Sir/Madam

Proposed scheme of arrangement in relation to Cardtronics plc (the "Company") under Part 26 of the Companies Act 2006 (as amended) (the "Scheme")

1.	background and PURPOSE OF THIS LETTER

1.1	As you will be aware, on 25 January 2021, the Company entered into an Acquisition Agreement (the "Acquisition Agreement") with NCR Corporation ("NCR") and Cardtronics USA, Inc., pursuant to which NCR (or its nominee) agreed to acquire all of the issued and to be issued ordinary shares of the Company (the "Acquisition") for $39.00 in cash per ordinary share (the "Per Share Consideration").

1.2	Given that the Company is a public limited company registered under the laws of England and Wales, the Company is proposing that the Acquisition will be effected pursuant to a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the "Act"). A scheme of arrangement to implement a takeover such as the Acquisition is one pursuant to which all the members of the company undertaking the scheme (i.e. the Company) will transfer their shares to a bidder (i.e. NCR), on terms that the bidder pays to the members the agreed consideration for their shares . In the context of the Acquisition, upon completion of the Scheme, NCR will acquire control of the entire issued share capital of the Company.

1.3	You should note that this letter has been prepared in accordance with the procedure and guidance laid down by the High Court of Justice of England and Wales (the "Court") in its Practice Statement issued on 26 June 2020 (the "Practice Statement") but is not soliciting a vote for either the Scheme Meeting or the General Meeting. Specific instructions on voting and proxy voting materials will be set forth in the definitive Proxy Statement to be mailed to shareholders of record in due course.

1.4	The purpose of this Practice Statement Letter is to inform you of:

(a)	the objective which the Scheme is designed to achieve;

(b)	the Company's intention formally to propose the Scheme to the Scheme Shareholders (as defined below);

(c)	the Company's intention to apply to the Court to seek an order convening a meeting of the Scheme Shareholders for the purpose of considering and, if thought fit, approving the Scheme (the "Scheme Meeting");

(d)	the intended composition of the class of Scheme Shareholders for the purpose of voting on the Scheme at the Scheme Meeting; and

(e)	the reasons why the Company considers the Court has jurisdiction in relation to the Scheme.

1.5	The Company is writing to each addressee in its respective capacity as:

(a)	a shareholder whose name appears in the register of members of the Company;

(b)	a shareholder of the Company for whom Shares are held by Cede & Co. (the "Registered Holder") as nominee for the Depository Trust Company, the depositary in respect of certain A ordinary shares of the Company (the "Shares") (the "Depositary"), or where such Shares are otherwise held in "street name" by a broker, bank, trust or other nominee (a "Beneficial Holder");

(c)	the Registered Holder, being the registered holder of certain of the Shares as nominee for the Depositary; or

(d)	the Depositary, as the depositary in respect of certain of the Shares,

and for the purposes of this letter, each such addressee is referred to as a " Shareholder", and together the "Shareholders".

1.6	Capitalised terms used but not defined in this Practice Statement Letter shall, as the context requires, have the meaning given to them in the preliminary Proxy Statement dated 16 February 2021 (the "Proxy Statement"), a copy of which can be found on the Investor Relations section of the Cardtronics website www.cardtronics.com (the "Scheme Website") under the section "SEC Filings".

2.	scheme convening hearing

2.1	The Company intends to apply to the Court for permission to convene the Scheme Meeting at a hearing (the "Scheme Convening Hearing") which is expected to take place on 29 March 2021 at a virtual hearing held using Microsoft Teams (or such other video conferencing software as the Court decides).

2.2	The exact date and time of the Scheme Convening Hearing will be confirmed by publication by the Company on the Scheme Website (which can be accessed by Scheme Shareholders) as soon as it has been finally fixed by the Court.

3.	SCHEME MEETING, general meeting AND SANCTION HEARING

3.1	The expected date and time of:

(a)	the Scheme Meeting;

(b)	the general meeting of the Company, to be held shortly following the Scheme Meeting and on the same day as the Scheme Meeting to consider, and if thought fit, approve the resolutions set out in the Proxy Statement (the "General Meeting"); and

(c)	the hearing of the Court to sanction the Scheme (the "Sanction Hearing"),

will be confirmed in the definitive Proxy Statement mailed to Shareholders of Record (as defined below). The Scheme Meeting is expected to take place in April or early May 2021 and the General Meeting will take place immediately following the Scheme Meeting on the same day (or as soon thereafter as the Scheme Meeting shall have concluded or been adjourned). The Sanction Hearing is expected to be scheduled for a date that falls after the satisfaction or waiver of the other conditions to the Acquisition, other than those that are by their terms to be satisfied at the consummation of the Acquisition.

3.2	The Court Meeting and the General Meeting are expected to be held at the Company's registered office at Building 4, Trident Place, Mosquito Way, Hatfield, Hertfordshire, AL10 9UL, United Kingdom. Due to COVID-19 restrictions, it may not be possible to attend the Court Meeting or the General Meeting in person and more information concerning the arrangements for the Court Meeting and General Meeting will be set out in the Proxy Statement.

3.3	The deadlines by which to vote and to give the necessary confirmations, including as to eligibility, in order to directly receive the Scheme Consideration (as defined below) on the date on which the Acquisition is implemented (the "Effective Date"), as well as various other matters, will be set out in the definitive Proxy Statement mailed to Shareholders of Record (as defined below), including the deadlines by which it is requested (in respect of the Scheme Meeting) and required (in respect of the General Meeting) that proxy forms for voting at the relevant meetings are submitted (the "Voting Record Time").

4.	BACKGROUND TO THE SCHEME

4.1	The Company is a public limited company incorporated in England and Wales, whose shares are listed on the NASDAQ Stock Market LLC ("Nasdaq"). The Company provides convenient automated consumer financial services through its global network of automated teller machines and multi-function financial services kiosks ("ATMs"). As of 31 December 2020, the Company was the world's largest ATM owner/operator, providing various services to approximately 285,000 ATMs globally.

4.2	NCR is a leading software and services-led enterprise provider in the financial, retail, hospitality and telecommunications and technology industries and is a global company that is headquartered in Atlanta, Georgia. NCR offers a range of solutions that help businesses of all sizes run the store, run the restaurant and run self-service banking channels. NCR's portfolio includes digital first offerings for banking, restaurants and retailers, as well as payments processing, multi-vendor connected device services, ATMs, point of sale terminals and self-service technologies. NCR also resells third-party networking products and provides related service offerings in the telecommunications and technology sectors. NCR's solutions are also designed to support its transition to an as-a-service company and enable it to be the technology-based service provider of choice to its customers.

NCR was originally incorporated in 1884 and was a publicly traded company on the New York Stock Exchange prior to its merger with a wholly-owned subsidiary of AT&T Corp. on 19 September 1991. On 31 December 1996, AT&T distributed all of its interest in NCR to its stockholders. NCR common stock is listed on the New York Stock Exchange and trades under the symbol 'NCR'.

The Acquisition

4.3	On 25 January 2021, the Company, NCR and Cardtronics USA, Inc. entered into the Acquisition Agreement pursuant to which NCR (or its nominee) agreed to acquire the Company by means of the Scheme. Pursuant to the Scheme, NCR (or its nominee) will acquire all of the Company's Shares for the Per Share Consideration, other than (a) Shares legally or beneficially owned by NCR or any of its subsidiaries (or any nominee on their behalf) and (b) any Shares held in treasury or owned, directly or indirectly, by the Company or any of its subsidiaries, none of which will be covered by the Scheme ((a) and (b) together, the "Excluded Shares").

4.4	The board of directors of the Company (the "Board") has approved the Acquisition Agreement and the transactions contemplated thereby, including the Acquisition. Mr. Douglas Braunstein is both a director of the Company and the Managing Partner and Founder of Hudson Executive Capital ("HEC"). HEC is an approximate 19.4 per cent shareholder of the Company and, together with Apollo Global Management, Inc., was a joint offeror for the Company in respect of a previously-announced proposed acquisition of the Company that was terminated on 25 January 2021 immediately prior to the execution by the Company, NCR and Cardtronics USA, Inc. of the Acquisition Agreement. Mr. Braunstein did not participate in any discussions or deliberations with the other members of the Board with respect to the Acquisition and the related review of strategic alternatives and related matters, and recused himself from all approvals in connection with the Acquisition.

4.5	The Acquisition will be funded principally through new debt commitments entered into by NCR with certain financial institutions. The completion of the Acquisition is not conditional upon NCR's receipt of the new debt financing. A summary of the conditions to the implementation of the Scheme is included in paragraph 11 of this letter.

Following the Acquisition

4.6	After the Effective Date, it is anticipated that the Company's operations will be conducted substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company on Nasdaq and will instead be a wholly-owned subsidiary of NCR.

4.7	If the Acquisition is consummated, none of the Shareholders (other than certain employees of the Company whose equity awards will be converted into equity awards of NCR) will have any ownership in, or be a shareholder of, the Company or NCR after the completion of the Acquisition, unless they currently hold shares of NCR or independently acquire them in the public markets. The Shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Shares.

4.8	Upon completion of the Acquisition, each Share issued and outstanding immediately prior to the Effective Date (other than the Excluded Shares) will be acquired by NCR (or its nominee) in exchange for the Per Share Consideration, in cash, subject to deduction for any required withholding taxes and without interest.

4.9	Following the completion of the Acquisition, it is intended that the Company will cease to be traded on Nasdaq or any other public market. In addition, the registration of the Shares under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Shares. As soon as reasonably practicable after the Effective Date, the Company will be re-registered as a private limited company under the relevant provisions of the Act.

5.	Consequences of a failure of the Scheme

5.1	If the Scheme is not approved by the requisite majorities of Scheme Shareholders or if the Acquisition is not completed for any other reason, you will not receive any consideration from NCR for your Shares. Instead, the Company will remain a public limited company and the Shares will continue to be listed and traded on Nasdaq.

5.2	In addition, if the Acquisition Agreement is terminated in the following circumstances, the Company is required to pay NCR a termination fee of $36,911,410 (the "Company Termination Fee"): (i) if the Company validly terminates the Acquisition Agreement at any time prior to the approval of the Scheme by the Scheme Shareholders at the Scheme Meeting being obtained in order to enter into an alternative acquisition agreement with respect to a superior proposal; (ii) if NCR validly terminates the Acquisition Agreement because the Board changes its recommendation in connection with a superior proposal or an intervening event; and (iii) if an acquisition proposal is made for the Company or has become publicly known prior to the Scheme Meeting and the General Meeting, and the Acquisition Agreement is terminated under certain circumstances and within twelve months after such termination the Company enters into a definitive agreement providing for an acquisition proposal, or consummates such a transaction, the Company will be required to pay NCR the Company Termination Fee at the earlier of the entry into such definitive agreement and two (2) Business Days from the consummation of such transaction (provided that, if NCR terminates the Acquisition Agreement for material breach by the Company of the Acquisition Agreement and an acquisition proposal is made for the Company prior to such termination, the Company must pay NCR an amount equal to $18,455,705 at or prior to the time of such termination, which amount shall reduce the amount of the Company Termination Fee that later becomes payable upon entry into a definitive agreement or consummation of a transaction as described in (iii)).

5.3	In the event that the Acquisition is not consummated and the Acquisition Agreement is terminated because (i) the Company has materially breached the terms of the Acquisition Agreement, (ii) the Board has made a change of recommendation, (iii) the Company terminates the Acquisition Agreement to effect a superior proposal or (iv) the Shareholders did not vote in favour of the Acquisition, but only if (x) HEC and Douglas Braunstein have not executed irrevocable undertakings by the time of the initial filing of the proxy statement and (y) HEC does not vote in favour of the Acquisition, then, in each case, Cardtronics USA, Inc., a wholly-owned subsidiary of the Company, is required to reimburse NCR for the termination fee paid by NCR to Apollo Global Management, Inc. within five business days of such termination.

6.	proposed scheme

6.1	As noted in paragraph 1.2 above, the Acquisition is to be implemented by means of a Court-sanctioned scheme of arrangement between the Company and the Scheme Shareholders, under Part 26 of the Act.

6.2	The implementation of the Scheme requires (among other matters) the approval of the Scheme by the Shareholders at the Scheme Meeting and, following such approval, the Scheme also requires the sanction of the Court.

6.3	The Scheme must be approved by a majority in number of the Shareholders of Record (as defined below) as of the Voting Record Time, representing 75 per cent. or more of the Shares at the Voting Record Time, in each case, voting (and entitled to vote), whether in person or by proxy.

6.4	The purpose of the Scheme is to provide for NCR (or its nominee) to acquire all of the issued and to be issued ordinary share capital of the Company. This is to be achieved by means of an automatic transfer of all Scheme Shares outstanding at the scheme record time to NCR (or its nominee) or as NCR may direct, in consideration for which NCR will pay the Per Share Consideration in accordance with the terms of the Scheme. The scheme record time will be 8.00 p.m. (London time) on the business day following the Sanction Hearing ("Scheme Record Time").

6.5	The Sanction Hearing is expected to be scheduled following the satisfaction or waiver of all conditions to the Acquisition, other than those that are by their terms to be satisfied at the consummation of the Acquisition. Scheme Shareholders are entitled to attend the Sanction Hearing (in the manner prescribed by the Court), should they wish to do so, in person or through counsel. It is expected that the Sanction Hearing will be conducted as a virtual hearing held using Microsoft Teams (or such other video conferencing software as the Court decides).

6.6	Following sanction of the Scheme by the Court at the Sanction Hearing, the Scheme will become effective in accordance with its terms upon a copy of the Court order sanctioning the Scheme being delivered to the Registrar of Companies. This is presently expected to occur on the date that is two UK business days after the date on which the Court sanctions the Scheme.

6.7	The Scheme will apply in relation to Shares:

(a)	in issue at the date of the Proxy Statement;

(b)	(if any) issued after the date of the Proxy Statement and prior to the Voting Record Time; and

(c)	(if any) issued at or after the Voting Record Time and prior to the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme,

(such shares being the ("Scheme Shares")).

6.8	Upon the Scheme becoming effective, it will be binding on all Shareholders holding Scheme Shares at the Scheme Record Time (including all Beneficial Holders of Scheme Shares at the Scheme Record Time) (the "Scheme Shareholders"), irrespective of whether such Scheme Shareholders voted in favour of, or against, the Scheme at the Scheme Meeting or in favour of, or against, or abstained from voting on the special resolution at the General Meeting.

6.9	If the Scheme does not become effective on or prior to 11:59 p.m. (New York City time) on 25 October 2021 (or such later date as may be agreed by the Company and NCR and as the Court may approve (if such approval is required)), the Acquisition will not be implemented and accordingly, the Scheme will not become effective.

7.	scheme jurisdiction

The Directors consider that the Court has jurisdiction to sanction the Scheme on the basis that the Company is a public company limited by shares incorporated under the laws of England and Wales.

8.	SCHEME MEETING AND PROPOSED VOTING CLASS

Who is a Scheme Shareholder

8.1	Under the provisions of Part 26 of the Act, a scheme of arrangement may be made between a company and its shareholders. In the present case, the Scheme is proposed between the Company and the Scheme Shareholders, being the holders of Scheme Shares whose names appear in the register of members of the Company at the Scheme Record Time (the "Shareholders of Record").

8.2	Only Shareholders of Record at the Voting Record Time will be entitled to attend and vote on the resolutions to be put to the Shareholders at the Scheme Meeting and the General Meeting. Due to COVID-19 restrictions, Shareholders of Record may not be permitted to attend the applicable meeting in person and it is therefore very important that they vote by appointing the chair of each of the Scheme Meeting and the General Meeting, as applicable, as their proxy before the relevant deadline.

8.3	Each Beneficial Holder as of the Voting Record Time will be entitled to direct his or her broker, bank, trust or other nominee how to vote such Shares on the resolutions to be put to the Shareholders at the Scheme Meeting and the General Meeting. A Beneficial Holder can either (a) provide instructions to their broker, bank, trust or other nominee (such broker, bank, trust or other nominee having been granted an omnibus proxy by the Registered Holder) or (b) obtain a legal proxy by contacting their broker, bank, trust or other nominee, which entitles them to vote the ordinary shares as proxy for the broker, bank, trust or other nominee (as applicable).

Proposed Voting Class

8.4	As discussed at 6.3 above, under the provisions of Part 26 of the Act, a scheme of arrangement must be agreed by a majority in number (the "numerosity" majority), representing at least 75 per cent. in value (the "value" majority), of each class of scheme shareholders present and voting either in person or by proxy, together as a class at the relevant class meeting ordered to be summoned by the Court for the purposes of considering the scheme.

8.5	For the purposes of voting on a scheme, shareholders who hold a separate class of shares, or if the rights of shareholders are so different or would be affected so differently by the scheme as to make it impossible for them to consult together with a view to their common interest, they must be divided into separate classes and a separate meeting must be held for each class of shareholders.

8.6	Under the terms of the Practice Statement, it is the responsibility of the Company to formulate the class or classes of shareholders for the purpose of convening properly constituted meetings to consider and, if thought fit, to approve the Scheme.

8.7	The existing rights of the Shareholders are the same since they are all holders of ordinary shares of the same class in the capital of the Company. Accordingly, the Company considers that a meeting of just one class of shareholder is appropriate.

9.	the numerosity requirement

9.1	As noted in paragraph 8.4, under the provisions of Part 26 of the Act, to be approved, a scheme of arrangement must be agreed by the numerosity majority and the value majority of each class of shareholders present and voting either in person or by proxy, together as a class at the relevant class meeting ordered to be summoned by the Court for the purposes of considering the scheme.

9.2	Until January 22 2021, the Company had one registered holder of Shares, being the Registered Holder (Cede & Co), who held the Shares ultimately on behalf of the Beneficial Holders. As a result of this shareholder structure, there may have been circumstances in which a single instruction to the Registered Holder from a Beneficial Holder to vote against the Scheme at the Scheme Meeting would have resulted in the requisite numerosity majority referred to in paragraph 9.1 above not being obtained on the basis that the Registered Holder, as the sole registered holder of Shares, would have voted both in favour of, and against, the Scheme.

9.3	Therefore, in order to avoid an anomalous result at the Scheme Meeting where the bare numbers do not show the true level of support for, or opposition to, the Scheme, on January 22, 2021, two Beneficial Holders, each a director of the Company, procured the transfer to him from the Registered Holder of one Share each in respect of which each such director was already the Beneficial Holder. The effect of these transfers is that, as at the date of this document, the Company has three registered holders of Shares. It is also noted that, at the time at which the Acquisition Agreement was signed, these directors gave irrevocable undertakings to NCR to vote in favour of the Scheme at the Scheme Meeting, as is customary in the context of recommended takeovers. Accordingly, each such director will vote the Share in respect of which he is a Registered Shareholder in the same way that he would have voted such Share had he remained a Beneficial Holder.

9.4	In implementing these transfers, it is noted that there is no change in the identity of the person who has a beneficial interest in the Shares nor will there be any change in the decision as to how the Shares are voted at the Scheme Meeting. Indeed, it is also true that any Beneficial Holder is entitled, on following the procedure set out in the Proxy Statement, legitimately to unwind the nominee relationship with the Registered Holder and become a registered holder of Shares. Accordingly, the Company does not consider the steps outlined in paragraph 9.3 to constitute illegitimate share-splitting such that the satisfaction of the numerosity requirement as a result of these steps having been taken should not constitute valid grounds for a Shareholder or Beneficial Holder to object to the sanctioning of the Scheme.

10.	SHAREHOLDER APPROVALS

10.1	Scheme Shareholders will be asked to consider and, if thought fit approve the following matters.

(a)	At the Scheme Meeting, Scheme Shareholders will consider whether to approve the Scheme. This approval must be obtained before the Court's sanction can be sought for the Scheme.

(b)	At the General Meeting, Scheme Shareholders will be asked to consider resolutions:

(i)	to give the Board the authority to take all necessary action to carry the Scheme into effect and to amend the Company's articles of association to ensure that any Shares issued to any person other than NCR or its nominee after the adoption of the amended articles of association but at or before the Scheme Record Time will be subject to the Scheme. It is also proposed to amend the articles of association of the Company so that any Shares issued to any person other than NCR or its nominee after the Scheme Record Time will be automatically acquired by NCR or its nominee on the same terms as the Acquisition (other than terms as to timings and formalities). These provisions will avoid any person (other than NCR or its nominee) being left with Shares after the Scheme becomes effective; and

(ii)	to approve, in accordance with Section 14A of the Exchange Act, on an advisory, non-binding basis, the compensation that will or may be paid or become payable to the Company's named executive officers that is based on or otherwise relates to the Acquisition and the agreements and understandings pursuant to which such compensation may be paid or become payable. This approval is not a condition to the consummation of the Acquisition.

10.2	The approval at the general meeting referred to in paragraph 10.1(b)(ii) above will be sought on a non-binding basis and the result of the vote will not require the Board to take any action. Accordingly, it is not necessary for this resolution to be approved at the General Meeting in order for the Scheme to become effective, in which case the compensation may become payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote.

11.	CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME

11.1	As noted above, the Sanction Hearing is expected to be scheduled following the satisfaction or waiver of the other conditions to the Acquisition, other than those that are by their terms to be satisfied at the consummation of the Acquisition. The Company and NCR's respective obligations to complete the Acquisition are subject to the satisfaction (or mutual waiver at or prior to the date of the Sanction Hearing by each of the Company and NCR where permitted) of the following conditions (the "Scheme Conditions"):

(a)	the Scheme has been approved by a majority in number representing not less than 75 per cent. in value of shareholders of the Company who are on the register of members of the Company (or the relevant class or classes thereof) at the Voting Record Time, present and voting (and who are entitled to vote), whether in person or by proxy, at the Scheme Meeting and at any separate class meeting which may be required (or any adjournment thereof); (ii) the resolutions required to implement the Scheme being duly passed by the requisite majority of the shareholders of the Company at the General Meeting (or any adjournment thereof); and (iii) the sanction of the Scheme by the Court (with or without modification (but subject to any modification being on terms acceptable to NCR and the Company));

(b)	no law, injunction or other order (whether temporary, preliminary or permanent) will have been enacted, entered promulgated or enforced by any governmental entity of competent jurisdiction which prohibits, restrains, enjoins or otherwise makes illegal the consummation of the Acquisition and will remain in effect; and

(c)	the waiting period (and any extension thereof) applicable to the consummation of the Acquisition under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) the antitrust laws of Canada, Germany and South Africa will have expired or been earlier terminated and any required approvals thereunder will have been obtained. For more details on the antitrust and regulatory filings required in respect of the Acquisition, please see the section of the Proxy Statement entitled "Antitrust Review Required for the Acquisition and Other Regulatory Filings" on pages 76 to 77 of the Proxy Statement.

11.2	The obligations of NCR to complete the Acquisition are also subject to the satisfaction or waiver by NCR at or prior to the Court Hearing of additional conditions, including:

(a)	subject to certain materiality qualifiers, the accuracy of each of the Company's representations and warranties in the Acquisition Agreement;

(b)	the Company's performance or compliance in all material respects with the obligations, agreements and covenants required to be performed or complied with by it under the Acquisition Agreement on or prior to the date of the Court Hearing;

(c)	the absence of any Material Adverse Effect (as defined in the Acquisition Agreement) since 25 January 2021; and

(d)	NCR's receipt of a signed certificate by an executive officer of the Company certifying that the conditions set forth above have been satisfied.

11.3	The obligations of the Company to complete the Acquisition are also subject to the satisfaction or waiver by the Company at or prior to the date of the Sanction Hearing of additional conditions, including:

(a)	subject to certain materiality qualifiers, the accuracy of each of NCR's representations and warranties in the Acquisition Agreement;

(b)	NCR's performance or compliance in all material respects with the obligations, agreements and covenants, required to be performed by or complied with by it under the Acquisition Agreement on or prior to the date of the Sanction Hearing; and

(c)	the Company's receipt of a signed certificate by an executive officer of NCR stating that the conditions set forth above have been satisfied.

12.	SCHEME shareholder ISSUES

12.1	As noted above, the Scheme Convening Hearing is expected to take place on 29 March 2021 (with the exact date to be announced by the Company in due course on the Scheme Website), at which the Company will draw any issue raised by Shareholders to the Court's attention. Shareholders have the right to attend the Scheme Convening Hearing (in the manner prescribed by the Court) in person or through counsel and make representations at the Scheme Convening Hearing, the date of which, as stated above, will be notified to the Scheme Shareholders by the Company once it has been finally fixed by the Court.

12.2	This Practice Statement Letter is intended to provide Shareholders with sufficient notice of, and information regarding the Scheme, so that, should they wish to raise any issues that relate to the jurisdiction of the Court to sanction the Scheme, or argue that the proposals outlined above for convening the Scheme Meeting are inappropriate, or to raise any other issue in relation to the constitution of the Scheme Meeting or which might otherwise affect the conduct of such Scheme Meeting, they may attend and be represented before the Court at the Scheme Convening Hearing. If any Shareholders wish to raise any such issues, they should do so prior to or at the Scheme Convening Hearing by contacting the Company (please see paragraph 13.6 of this letter). Specifically, the Company proposes to raise its single class analysis (please see paragraphs 8.4 to 8.7 above) and its approach to the Numerosity Requirement (please see paragraph 9 above) for consideration by the Court at the Scheme Convening Hearing.

12.3	The Shareholders should be aware that the English courts have indicated that issues which may arise as to the constitution of meetings of shareholders or which otherwise affect the conduct of those meetings or which affect the jurisdiction of the Court to sanction a scheme of arrangement ("Scheme Issues") should be raised at the Scheme Convening Hearing, as the first court hearing seeking leave to convene the Scheme Meeting. By virtue of this Practice Statement Letter, Shareholders are afforded an opportunity to raise any such issues. If they do not do so, while they will still be able to appear and raise objections at the Sanction Hearing, the Court may expect any Scheme Shareholder doing so at the Sanction Hearing to show good reason why any Scheme Issues (or jurisdictional matters in respect of the proposals for convening the Scheme Meeting) were not raised at an earlier stage of the Court process.

12.4	If the Court orders the Scheme Meeting to be convened at the Scheme Convening Hearing, the Shareholders will have the opportunity to raise objections at the Sanction Hearing, at which the Court will decide whether to exercise its discretion to sanction the Scheme (assuming that the Scheme is approved at the Scheme Meetings by the requisite majorities). In this case, the Sanction Hearing is anticipated to be held in May or June 2021.

12.5	As noted above, if and when the Court sanctions the Scheme and the Court order is delivered to the Registrar of Companies, all Scheme Shareholders will be bound by the terms of the Scheme.

13.	CONTACT DETAILS AND FURTHER INFORMATION

13.1	Following the Scheme Convening Hearing, provided the Court gives permission to convene the Scheme Meeting, the Company will notify you in accordance with the direction of the Court, of the time, date and venue of the Scheme Meeting, set out how you may vote at that meeting and provide further detail of the terms of the proposed Scheme.

13.2	In particular, you should expect to receive the following documents:

(a)	a notice convening the Scheme Meeting;

(b)	an explanatory statement relating to the Scheme; and

(c)	the Scheme, each of which shall be included in the definitive Proxy Statement; and

(d)	any documentation which may accompany the foregoing.

(together, the "Scheme Documents"). Beneficial Holders should receive a letter or other communication from their bank, broker, trust or nominee, as applicable, (a "Beneficial Holder Communication") containing, among other things, the instructions, forms and documents that they need to complete in order to vote at or to direct their bank, broker, trust or nominee to appoint a proxy to attend the Scheme Meeting and in order to receive the Scheme Consideration.

13.3	The Company will disseminate information about the Scheme and to facilitate the implementation of the Scheme through the Scheme Website. Shareholders will be able to view and download the Scheme Documents and other information and documents (including this Practice Statement Letter) relating to the Scheme from the Scheme Website.

13.4	As explained above, the Scheme is an integral part of the Acquisition. As the approval of the Scheme at the Scheme Meeting and the Articles Amendment Proposal are each a condition to the consummation of the Acquisition, the Scheme will not become effective if the Scheme is not approved at the Scheme Meeting and the Articles Amendment Proposal is not approved at the General Meeting. Subject to the satisfaction and/or waiver of the other conditions to the consummation of the Acquisition, the Scheme will become effective and the Per Share Consideration will become payable.

13.5	After careful consideration, on 23 January 2021, the Board, unanimously of those directors voting, subject to valid termination of the Apollo Acquisition Agreement, determined that entry into the Acquisition Agreement and the transactions contemplated thereby, including the Acquisition, would promote the success of the Company for the benefit of its Shareholders as a whole, approved the execution, delivery and performance of the Acquisition Agreement and the consummation of the transactions contemplated thereby, including the Acquisition, and determined to recommend that the Shareholders vote in favour of the Acquisition.

13.6	If you have any questions relating to this letter or the Scheme, please contact the Company:

Cardtronics plc

FAO: Company Secretary

2050 West Sam Houston Parkway South, Suite 1300, Houston, Texas, 77042.

13.7	If you have any questions relating to the submission of proxies or voting of shares, please contact the Company's proxy solicitor, Georgeson LLC:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor, New York, New York 10104.

Shareholders, Banks and Brokers Call Toll Free: 888-666-2594.

13.8	All communications concerning Shareholder of Record accounts, including address changes, name changes, share transfer requirements and similar issues, can be handled by contacting the Company's transfer agent, Computershare Trust Company N.A.:

Computershare Trust Company N.A.

462 South 4th Street, Suite 1600, Louisville, KY 40202.

(866) 595-9768 (toll free), (781) 575-2157 (toll).

13.9	If your Shares are held for you by a bank, broker, trust or other nominee, you should review in detail the instructions contained in any Beneficial Holder Communications and call your bank, broker, trust or other nominee for additional information.

Yours faithfully

CARDTRONICS PLC

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Cardtronics plc ("Cardtronics") by NCR Corporation. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Cardtronics plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. Cardtronics may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Cardtronics with the SEC.

BEFORE MAKING ANY VOTING DECISION, CARDTRONICS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY CARDTRONICS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Cardtronics shareholder meetings to approve the proposed transaction, the scheme of arrangement or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Cardtronics' proxy statement (including the scheme documentation), including the information incorporated by reference therein. Shareholders may obtain a free copy of the proxy statement and other documents Cardtronics files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Cardtronics makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the scheme of arrangement, subject to the terms and conditions of the Acquisition Agreement, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Cardtronics and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Cardtronics' shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Cardtronics' directors and executive officers in Cardtronics' Annual Report on Form 10-K for the fiscal year ended 31 December 2020, which was filed with the SEC on 1 March 2021, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on 1 April 2020. To the extent the holdings of Cardtronics’ securities by Cardtronics' directors and executive officers have changed since the amounts set forth in Cardtronics’ proxy statement for its 2020 annual general meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.cardtronics.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"), including statements containing the words "expect," "intend," "plan," "believe," "will," "should," "would," "could," "may," and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Cardtronics intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act.

Statements that describe or relate to Cardtronics’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, statements regarding Cardtronics’ plans to manage its business through the novel strain of the coronavirus identified in late 2019 ("COVID-19") pandemic and the health and safety of its customers and employees; the expected impact of the COVID-19 pandemic on Cardtronics' operating goals and actions to manage these goals; expectations regarding cost and revenue synergies; expectations regarding Cardtronics’ cash flow generation, cash reserve, liquidity, financial flexibility and impact of the COVID-19 pandemic on Cardtronics' employee base; expectations regarding Cardtronics’ ability to capitalize on market opportunities; Cardtronics’ financial outlook; the effect of the announcement of the proposed transaction on the ability of Cardtronics to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Cardtronics does business, or on Cardtronics operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Cardtronics to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction; and the potential benefits of an acquisition of Cardtronics.

Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A "Risk Factors" of Cardtronics’ Annual Report on Form 10-K filed with the SEC on 1 March 2021, and those factors detailed from time to time in Cardtronics’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there can be no assurance that a transaction with Cardtronics will be agreed to or occur, and if agreed, the terms of any such transaction. Cardtronics does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.